Exhibit 99.2

Auddia Inc. Announces Closing of $16.5 Million Upsized Initial Public Offering

Boulder, CO – February 19, 2021 – Auddia Inc. (NASDAQ: AUUD, AUUDW) (“Auddia” or the “Company), a technology company and developer of consumer apps and content platforms that change how audio media is consumed, interacted with and monetized, announced today the closing of its previously announced upsized initial public offering of 3,991,818 units, with each unit consisting of one share of common stock and one Series A warrant to purchase one share of common stock, at a combined price of $4.125 per unit. The units were immediately and automatically separated upon issuance and the shares of common stock and Series A warrants have commenced trading on the Nasdaq Capital Market under the symbols "AUUD" and "AUUDW", respectively. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, were approximately $16.5 million. The warrants are exercisable immediately at an exercise price of $4.5375 per share and expire five years from the date of issuance.

Maxim Group LLC is acted as sole book-running manager for the offering.

The Company granted the underwriters a 45-day option to purchase up to an additional 598,772 shares of common stock and/or Series A warrants to purchase 598,772 shares of common stock, or any combination thereof, to cover over-allotments, if any. On February 19, 2021, the Company issued 598,772 Series A warrants pursuant to the partial exercise of the underwriters’ over-allotment option in connection with the offering.

The offering was conducted pursuant to the Company's registration statement on Form S-1 (File Nos. 333-235891 & 333-253180) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

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About Auddia Inc.

Auddia develops technology, consumer products and content platforms that change how audio media is consumed, interacted with and monetized. The Company has developed an Artificial Intelligence (AI) powered platform and mobile application called Auddia™ (“the Auddia app”) to give consumers the first commercially available opportunity to subscribe to any streaming AM/FM radio station without commercials. Subscribers will also be able to personalize their listening experience through “skips” and on-demand capabilities.

The Company also has a podcasting platform and mobile app called Vodacast. Vodacast allows podcasters to build digital feeds that supplement the audio of any podcast episode. With supplemental digital feeds listeners can enjoy a broader and deeper content experience, which in turn allows podcasters to generate additional revenue from direct response digital ads that are synched to the podcast audio ads. The platform also introduces a flexible monetization capability that provides options to podcasters on how they monetize their content, and listeners on how they consume and pay for content.

Starting with the Auddia app and Vodacast, the Company expects to evolve its technology to become the preferred audio listening platform for consumers across all forms of audio content.

Forward Looking Statements

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the company’s current expectations about future results, performance, prospects and opportunities, including, without limitation, statements regarding the anticipated use of proceeds from the offering. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

ksmith@pcgadvisory.com

646.823.8656

www.pcgadvisory.com

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